Exhibit 10.11

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is entered into as of this 26th day of January, 2011 (the “Execution Date”), by and between BMR-John Hopkins Court LLC, a Delaware limited liability company (“Landlord”), and Regulus Therapeutics, Inc., a Delaware corporation (“Tenant”).

RECITALS

A. WHEREAS, Landlord and Tenant entered into that certain Lease dated as of March 19, 2010, (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of April 26, 2010 (the “First Amendment, and together with the Original Lease, the “Lease”), whereby Tenant leases certain premises (the “Premises”) from Landlord in the building located at 3545-3575 John Hopkins Court in San Diego, California (the “Building”);

B. WHEREAS, pursuant to Section 4.3 of the Original Lease, Tenant has utilized Six Hundred Thirty-One Thousand Four Hundred Eighty-Six and 84/100s Dollars ($631,486.84) of the TI Allowance and the parties desire to memorialize the resultant increase in Base Rent payable under the Lease; and

C. WHEREAS, Tenant desires to modify the portion of the Building over which Tenant has a right of first refusal to lease from Landlord pursuant to Article 43 of the Original Lease;

D. WHEREAS, Landlord and Tenant are parties to that certain Right of Entry Agreement dated as of August 1, 2010 (the “ROE”) whereby Tenant has been granted the right to use certain space on the first floor of the Building for limited purposes as further set forth in the ROE; and

E. WHEREAS, Landlord and Tenant desire to modify and amend the Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Second Amendment, capitalized terms shall have the meanings ascribed to them in the Lease unless otherwise defined herein.

2. Base Rent. The Base Rent Schedule attached to the Original Lease as Exhibit D, which set forth the initial monthly Base Rent for the Premises, is hereby deleted and replaced in its entirety with the Base Rent Schedule attached hereto as Second Amendment Exhibit D, which sets forth the Base Rent for the entire Term. Tenant acknowledges that the TI Allowance was disbursed by Landlord prior to the Term Commencement Date and that the Base Rent shall be increased retroactively as of the Rent Commencement Date. The increased amount of Base Rent from the Rent Commencement Date through January 31, 2011 has been paid by Tenant as of the Execution Date.

3. Available ROFR Premises. Effective as of the Execution Date, the first sentence of Article 43 of the Original Lease is deleted in its entirety and replaced with the following:

“Tenant shall have a right of first refusal (“ROFR”) as to that portion of the second floor of the Building, as depicted on Exhibit 2 attached to the Second Amendment for which Landlord is seeking a tenant (“Available ROFR Premises”); provided, however, that in no event shall Landlord be required to lease any Available ROFR Premises to Tenant for any period past the date on which this Lease expires or is terminated pursuant to its terms.”

4. No Default. Tenant represents, warrants and covenants that, to the best of Tenant’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

5. Effect of Amendment. Except as modified by this Second Amendment, the Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. The covenants, agreements, terms, provisions and conditions contained in this Second Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and, except as otherwise provided in the Lease, their respective assigns. In the event of any conflict between the terms contained in this Second Amendment and the Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties. From and after the date hereof, the term “Lease” as used in the Lease shall mean the Lease, as modified by this Second Amendment.

6. Miscellaneous. This Second Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Second Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference.

7. Counterparts. This Second Amendment may be executed in one or more counterparts that, when taken together, shall constitute one original.

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IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands as of the date and year first above written, and acknowledge that they possess the requisite authority to enter into this transaction and to execute this Second Amendment to Lease.

LANDLORD:

BMR-JOHN HOPKINS COURT LLC, a Delaware limited liability company

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, Real Estate Counsel

TENANT:

REGULUS THERAPEUTICS, a Delaware corporation

By:	/s/ Garry E. Menzel
Name:	Garry Menzel
Title:	COO & EVP, FINANCE

SECOND AMENDMENT EXHIBIT D

BASE RENT SCHEDULE

Dates	Square Feet of Rentable Area	Base Rent per Square Foot of Rentable Area	Monthly Base Rent	Annual Base Rent*
July 1, 2010—June 30, 2011	21,470	$1.94 monthly	$41,582.22	$498,986.64
July 1, 2011—June 30, 2012	21,470	$2.19 monthly	$46,949.72	$563,396.64
July 1, 2012—June 30, 2013	21,470	$2.44 monthly	$52,317.22	$627,806.64
July 1, 2013—June 30, 2014	21,470	$2.69 monthly	$57,684.72	$692,216.64
July 1, 2014—June 30, 2015	21,470	$2.94 monthly	$63,052.22	$756,626.64
July 1, 2015—June 30, 2016	21,470	$3.19 monthly	$68,419.72	$821,036.64
July 1, 2016—June 30, 2017	21,470	$3.44 monthly	$73,787.22	$885,446.64

*	Based on a twelve-month calculation

EXHIBIT 2

AVAILABLE ROFR PREMISES